Exhibit 10.1

CONFIDENTIAL

TIVO INDIVIDUAL INDEPENDENT CONTRACTOR AGREEMENT

This INDIVIDUAL INDEPENDENT CONTRACTOR AGREEMENT (this “Agreement”) is made by and between TIVO INC., a Delaware corporation, with offices for transaction of business located at 2160 Gold Street, Alviso, CA 95002 (“TiVo”), and DAVID ZASLAV, an individual (“Individual Independent Contractor”). Each of TiVo and Individual Independent Contractor may be referred to individually as a “Party” and collectively as the “Parties”.

TiVo hereby engages Individual Independent Contractor to provide the Services (as defined below) described in Statements of Work (as defined below); and Individual Independent Contractor accepts such appointment.

Now therefore, in consideration of the promises and covenants contained herein, the Parties agree as follows:

1. TERM. This Agreement begins on August 4, 2010, and remains in effect until March 31, 2011, unless sooner terminated as allowed herein. The Parties may extend the term or any subsequent term of this Agreement by executing a separate written agreement of extension.

2. DEFINITIONS.

2.1 “Confidential Information” means any TiVo non-public or proprietary information and materials, including, without limitation, technical data, trade secrets, plans for products or services, marketing plans, software (in API, script, object, executable, or source code form), financial documents or data in whatever form or medium, TiVo Software (if applicable), the TiVo Hardware (if applicable), or the terms and conditions of this Agreement. “Confidential Information” does not include any information: (a) that is in the public domain through no act or omission of Individual Independent Contractor; (b) was in Individual Independent Contractor’s lawful possession without limitation on disclosure, as demonstrated by the files in existence at the time of disclosure; (c) becomes known to Individual Independent Contractor from a source other than TiVo, which disclosure is not in violation of TiVo’s rights; or (d) was independently developed by Individual Independent Contractor without any use of the Confidential Information, as demonstrated by files created as of the time of such independent development. Individual Independent Contractor may only duplicate Confidential Information as necessary to perform their respective obligation under this Agreement.

2.2 “Prepared Information” means all technical or business information, in whatever medium or format, including but not limited to, data, specifications, drawings, artwork, advertising copy, records, reports, proposals, software and related documentation, inventions, concepts, research or other information, originated or prepared by or for Individual Independent Contractor in contemplation of, or in the course of, or as a result of, the Services performed hereunder.

2.3 “Services” means the services or Prepared Information described in a Statement of Work.

2.4 “Statement of Work” means a description of Services to be provided to TiVo by Individual Independent Contractor, which will specify the fees to be paid and will include schedule and milestone information, if applicable. Each Statement of Work must be signed and dated by each Party.

3. NO BENEFITS OR MEDICAL INSURANCE; INDEPENDENCE; IRS TIME REPORTING REQUIREMENTS.

3.1 No Workers’ Compensation or Other Benefits; Proof of Independent Medical Coverage. INDIVIDUAL INDEPENDENT CONTRACTOR RECOGNIZES AND AGREES THAT BECAUSE THEY ARE NOT AN EMPLOYEE OF TIVO: (A) THEY ARE NOT COVERED BY TIVO’S WORKERS’ COMPENSATION AND WILL NOT BE ENTITLED TO ANY WORKERS’ COMPENSATION BENEFITS AS A RESULT OF PERFORMING THE SERVICES FOR TIVO; AND (B) THEY ARE NOT ENTITLED TO ANY BENEFITS TIVO MAY PROVIDE TO ITS EMPLOYEES, INCLUDING BUT NOT LIMITED TO RETIREMENT PLAN BENEFITS, VACATION BENEFITS, STOCK OPTIONS, BONUSES, OR MEDICAL, DENTAL, VISION, MENTAL HEALTH OR OTHER BENEFITS OR INSURANCE. Individual Independent Contract must provide proof of medical insurance upon execution of this Agreement.

3.2 Independence. Individual Independent Contractor hereby declares and agrees that Individual Independent Contractor: (a) is engaged in an independent business and will perform his/her obligations under this Agreement as an independent contractor and not as the agent or employee of TiVo; (b) will be solely responsible for all matters relating to payment of social security, withholding and all other federal, state and local laws, rules and regulations governing such matters; and (c) that Individual Independent Contractor will be responsible for his/her own acts during the performance of Individual Independent Contractor’s obligations under this Agreement. Individual Independent Contractor must fill out Exhibit A (IRS Factors) prior to or concurrent with the execution of this Agreement. No payments can be issued to Individual Independent Contractor prior to the completion of Exhibit A.

3.3 IRS Time Reporting Requirements. Individual Independent Contractor will maintain all information required for IRS reporting purposes, including the total number of hours spent by Individual Independent Contractor performing Services for TiVo. In the event Individual Independent Contractor spends 1,500 or more hours on the provision of Services to TiVo during any calendar year, Individual Independent Contractor must provide TiVo with her/his name and social security number prior to March 15 of the year following the calendar year in which Services were performed.

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4. THE SERVICES.

4.1 Scope of Services. The Services to be provided by Individual Independent Contractor will be described in Statements of Work. The initial Statement of Work is set forth in Exhibit B (Initial Statement of Work) to this Agreement.

4.2 Changes. TiVo will initiate any project change request (“PCR”) TiVo deems to be significant by submitting to Individual Independent Contractor a description of the PCR in writing, which may be via email. Within five days of receipt of the PCR, Individual Independent Contractor must provide TiVo with a good-faith estimate of schedule impacts as a result of the PCR, if any. Such PCR will become effective, and such changes will be deemed to modify the applicable Statement of Work and all other related documents and obligations, upon agreement by each of the Parties.

4.3 Access to TiVo Facilities. Individual Independent Contractor acknowledges and agrees that should TiVo permit Individual Independent Contractor to use any of TiVo’s equipment, tools or facilities, such permission is gratuitous and Individual Independent Contractor is responsible for any injury to any person (including death) or damage to property (including TiVo’s property) caused by Individual Independent Contractor or arising out of Individual Independent Contractor’s use of such equipment, tool or facilities, whether or not such claim is based upon its condition or on the alleged negligence of TiVo in permitting the use.

5. OWNERSHIP.

5.1 No Licenses. Individual Independent Contractor recognizes and agrees that except as explicitly provided herein, nothing contained in this Agreement will be construed as granting any property rights, by license or otherwise, to any TiVo tangible or intangible property disclosed or developed pursuant to this Agreement, or to any invention or any patent, copyright, trademark, or other intellectual property right that has issued or that may issue, based on such. Individual Independent Contractor will not make, have made, use, sell, license or provide for any purpose to any third party any: (a) TiVo tangible or intangible property; or (b) product or other item using, incorporating or derived from any of TiVo’s tangible or intangible property.

5.2 Ownership and Disclosure of Prepared Information. All Prepared Information will be promptly furnished to TiVo. Individual Independent Contractor agrees that solely TiVo owns all Prepared Information; provided, however, that Prepared Information does not third party property or technology expressly approved by TiVo pursuant to Section 5.7 (Third Party Components).

5.3 Assignment of Prepared Information. If and to the extent Individual Independent Contractor may, under applicable law, be entitled to claim any ownership interest in any part of Prepared Information developed by Individual Independent Contractor under this Agreement then, effective immediately upon creation of any Prepared Information, Individual Independent Contractor hereby transfers, grants, conveys, assigns, and relinquishes exclusively (even as to Individual Independent Contractor) to TiVo all of Individual Independent Contractor’s right, title and interest in and to all Prepared Information pursuant to patent, copyright, trade secret and any other intellectual property law, in perpetuity or for the longest period otherwise permitted by law.

5.4 Waiver or Assignment of Other Rights. If Individual Independent Contractor has any rights to the Prepared Information that cannot be assigned to TiVo, Individual Independent Contractor unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against TiVo, its subsidiaries, and its licensees (through multiple tiers) with respect to such rights, and agrees, at TiVo’s request and expense, to consent to and join in any action to enforce such rights. If Individual Independent Contractor has any rights to Prepared Information that cannot be assigned to TiVo or waived by Individual Independent Contractor, Individual Independent Contractor unconditionally and irrevocably grants to TiVo during the term of such rights, an exclusive (even as to Individual Independent Contractor), irrevocable, perpetual, worldwide, fully paid and royalty-free license, with rights to sublicense through multiple levels of sublicensees, under and to all of such rights to Prepared Information.

5.5 Assistance. Individual Independent Contractor agrees to cooperate with TiVo or its designee(s), at TiVo’s expense, both during and after the term of this Agreement in the procurement, maintenance, and enforcement of TiVo’s rights in the Prepared Information and to execute, when requested, any other documents which TiVo reasonably concludes are necessary to carry out the purpose of this Section 5 (Ownership).

5.6 Execution of Documents. In the event TiVo is unable for any reason, after reasonable effort, to secure Individual Independent Contractor’s signature on any document needed in connection with the actions specified in the preceding Section 5.5 (Assistance), Individual Independent Contractor hereby irrevocably designates and appoints TiVo and its duly authorized officers and agents as his/her agent and attorney in fact, which appointment is coupled with an interest, to act for and on his/her behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding Section 5.5 (Assistance), with the same legal force and effect as if executed by Individual Independent Contractor. Individual Independent Contractor hereby waives and quitclaims to TiVo any and all claims, of any nature whatsoever, which Individual Independent Contractor now or may hereafter have for infringement of any intellectual property rights assigned hereunder to TiVo.

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5.7 Third Party Components. Individual Independent Contractor must not incorporate any third party property or technology into Prepared Information without TiVo’s knowledge and prior written consent.

6. SERVICE FEE, EXPENSES AND PAYMENT.

6.1 Fees. It is understood and agreed that TiVo will compensate Individual Independent Contractor for Services as set forth in Exhibit B (Initial Statement of Work) or as otherwise specified in Statements of Work, and is otherwise not responsible to Individual Independent Contractor for any expenses, costs, or losses incurred in providing Services pursuant to this Agreement. Other than reimbursable expenses, TiVo is not obligated to pay Individual Independent Contractor for any fees or costs in excess of the amount agreed to by TiVo. It is understood and agreed that Individual Independent Contractor’s rates for Services include wages, expenses, fringe benefits, overhead, general and administrative expenses, other indirect costs, and profit.

6.2 Taxes. Individual Independent Contractor is responsible for the proper reporting, withholding, and payment of any federal, state and local taxes on the amounts paid to him/her by TiVo and any taxes associated with the Individual Independent Contractor’s compensation under this Agreement, and Individual Independent Contractor is responsible for any sales taxes incurred by Individual Independent Contractor in connection with any Prepared Information.

6.3 Reimbursable Expenses. Individual Independent Contractor must obtain TiVo pre-approval prior to incurring reimbursable expenses that are reasonable and necessary in furtherance of her/his performance hereunder, including travel at coach or economy class travel rate (unless unusual circumstances justify otherwise and with TiVo’s prior written approval). Individual Independent Contractor will invoice TiVo, per Section 6.4 (Invoicing), for pre-approved reimbursable expenses actually incurred and provide supporting documentation for such expenses with such invoice.

6.4 Invoicing. Unless otherwise agreed to in a Statement of Work, Individual Independent Contractor will issue invoices monthly for Services provided and reimbursable expenses incurred per Section 6.3 (Reimbursable Expenses). Invoices will contain an itemized description of all expenses, charges, costs, Service descriptions, and all state, federal, sales, or other applicable taxes separately.

6.5 Payment. All undisputed invoices will be paid within 30 days of receipt of invoice. Payment will not constitute acceptance or approval of Services or a waiver by TiVo of any rights.

7. CONFIDENTIALITY AND PRIVACY.

7.1 TiVo Customer Privacy. Individual Independent Contractor must, in performing the Services for TiVo, comply with TiVo’s privacy policy located at http://www.tivo.com/5.11.3.asp, as such policy may be amended from time to time. If TiVo customer information will be exchanged with Individual Independent Contractor, such exchanges will be via encrypted transmissions of TiVo’s specification and Individual Independent Contractor’s storage and transmittal of such information must be secure.

7.2 Confidential Information. During the term of this Agreement, Individual Independent Contractor may receive Confidential Information. Individual Independent Contractor must not use such Confidential Information except as set forth in this Agreement. Individual Independent Contractor must not disclose Confidential Information to any third party. Individual Independent Contractor must promptly notify TiVo of any actual or suspected misuse or unauthorized disclosure of Confidential Information. Individual Independent Contractor acknowledges that a violation of the terms and conditions of this Section 7.2 (Confidential Information) will cause irreparable injury to TiVo. As such, Individual Independent Contractor agrees that TiVo is entitled, in addition to any other remedies available at law or in equity, to extraordinary relief in court, including, without limitation, specific performance, temporary restraining orders, preliminary injunctions and permanent injunctions, to prevent the breach or threatened breach of this Section 7.2 (Confidential Information).

7.3 No Publicity. Individual Independent Contractor will not, without the prior written approval of TiVo, make any announcements or press releases regarding the existence of this Agreement. This restriction includes listing TiVo as an Individual Independent Contractor client.

8. WARRANTIES AND COVENANTS. INDIVIDUAL INDEPENDENT CONTRACTOR HEREBY REPRESENTS, WARRANTS, AND COVENANTS TO TIVO THAT:

(a) the Prepared Information will perform substantially in accordance with any applicable written specifications;

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(b) Individual Independent Contractor is qualified and has the requisite experience, knowledge and training to ensure that the Prepared Information is created, and the Services are performed, in a competent, timely, professional and workmanlike manner and in accordance with standard industry practice;

(c) Individual Independent Contractor has not entered into agreements or commitments which are inconsistent with or conflict with the rights granted to TiVo pursuant to this Agreement;

(d) Individual Independent Contractor has sufficient right, title, and interest (as owner, licensee, or otherwise) to grant on an unencumbered basis the rights in the Prepared Information granted to TiVo hereunder;

(e) except for third party property or technology expressly approved by TiVo pursuant to Section 5.7 (Third Party Components), (1) any Prepared Information or Services furnished by Individual Independent Contractor hereunder to TiVo will be delivered or performed free of any claim of any person by way of patent, trade secret, copyright, trademark infringement or any other proprietary right of any person, (2) Individual Independent Contractor will warrant and defend the title of the Prepared Information against all claims and demands of all persons, and (3) the Prepared Information is an original creation of Individual Independent Contractor;

(f) if Individual Independent Contractor will be on the TiVo premises, Individual Independent Contractor must comply with the work workplace requirements set forth in TiVo’s Code of Conduct, which can be found either at http://investor.tivo.com/governance/conduct.cfm or obtained from the TiVo Human Resources department; and

(g) Individual Independent Contractor will comply with all applicable law and regulations, including but not limited to those regarding advertising and privacy, in performing the Services.

9. INDEMNITY. Except to the extent of TiVo’s negligence, Individual Independent Contractor must indemnify TiVo, its officers, directors and employees from any and all claims, demands, litigation, expenses or liabilities (including costs and attorneys’ fees) of every kind and character arising from or incident to the performance of Services including any breach of this Agreement; the Prepared Information resulting from Services or the use thereof; the presence of Individual Independent Contractor on TiVo premises; Individual Independent Contractor’s actions or omissions; or Individual Independent Contractor’s breach of this Agreement. This includes but is not limited to indemnification relating to infringement of copyright, trademark, patent or other intellectual property rights.

10. LIMITATION OF LIABILITY. EXCEPT FOR BREACHES OF SECTIONS 5 (OWNERSHIP), 7 (CONFIDENTIALITY AND PRIVACY), 8 (WARRANTIES AND COVENANTS), OBLIGATIONS SET FORTH IN SECTION 9 (INDEMNITY), OR DAMAGES FOR PERSONAL INJURY OR PROPERTY DAMAGE CAUSED BY INDIVIDUAL INDEPENDENT CONTRACTOR PURSUANT TO THE PERFORMANCE OF THE SERVICES, NEITHER PARTY IS LIABLE TO THE OTHER PARTY FOR: (A) DIRECT DAMAGES IN EXCESS OF THE AMOUNT PAID BY TIVO UNDER THIS AGREEMENT; OR (B) ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES) ARISING FROM THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.

11. TERMINATION.

11.1 Termination. TiVo may terminate this Agreement, in whole or in part, for its convenience upon ten days prior written notice. TiVo has no other liability arising out of termination. Either Party may terminate this Agreement immediately, in whole or in part, for default, breach, insolvency, bankruptcy, inability to pay debts, or similar financial circumstances by the other. If the default or breach is capable of cure, the non-defaulting Party must give the other Party written notice and ten days opportunity to cure.

11.2 Property. Within 30 days after the termination or expiration of this Agreement, Individual Independent Contractor will return to TiVo all of TiVo’s hardware, software, access badges, security fobs, Confidential Information (including all copies, disks, or documentation with respect thereto), and any other TiVo property in Individual Independent Contractor’s custody.

11.3 Individual Independent Contractor Obligations Upon Termination or Expiration. TiVo is entitled to receive all Services and Prepared Information completed or in progress as of the date of termination or expiration. Upon the expiration or termination of this Agreement, Individual Independent Contractor is entitled to payment for all Services satisfactorily performed up to date of termination; if Individual Independent Contractor’s fee is a definite sum for completion of Services, Individual Independent Contractor will be paid for the percent of Services satisfactorily completed. Individual Independent Contractor must, in addition to any other obligations set forth in this Agreement, (a) prepare and deliver to TiVo, within five business days of such expiration or termination, a final invoice for Services and reimbursable expenses incurred per Section 6.3 (Reimbursable Expenses) not yet invoiced by Individual Independent Contractor (the “Final Invoice”), and (b) immediately after TiVo’s full payment of all amounts in any invoices, including the Final Invoice, (i) deliver to TiVo all Prepared Information associated with the Services and (ii) convey ownership of all previously unconveyed Prepared Information pursuant to the terms and conditions of Section 5 (Ownership).

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11.4 TiVo Obligations Upon Termination or Expiration. TiVo will pay the total undisputed amounts owed by TiVo pursuant to the Final Invoice within 30 days of the receipt thereof.

11.5 Survival. The provisions of Sections 2 (Definitions), 3 (No Benefits or Medical Insurance; Independence; IRS Time Reporting Requirements), 5 (Ownership), 6 (Service Fee, Expenses and Payment), 7 (Confidentiality and Privacy), 8 (Warranties and Covenants), 9 (Indemnity), 10 (Limitation of Liability), 11 (Termination), and 12 (General) survive the expiration or termination of this Agreement.

12. GENERAL.

12.1 Dispute Resolution. With the exception of any dispute arising with respect to TiVo’s intellectual property rights or any breach of Sections 5 (Ownership), or 7 (Confidentiality and Privacy), any claim, controversy or dispute between Individual Independent Contractor and TiVo or TiVo’s agents, employees, officers, or directors will be resolved by arbitration in Santa Clara County, California. A single arbitrator engaged in the practice of law will conduct the arbitration under the then current rules of the American Arbitration Association. The Federal Arbitration Act, 9 U.S.C. § 1, et seq., not state law, governs the arbitrability of all claims. Unless otherwise required to render this Section 12.1 (Dispute Resolution) enforceable, the arbitrator has authority to award compensatory damages only. The arbitrator’s award will be final and binding and may be entered in any court having jurisdiction thereof. Unless otherwise required to render this Section 12.1 (Dispute Resolution) enforceable, each Party will bear its own costs and attorneys’ fees. Any arbitration proceedings will be governed by California law without regard to conflict of laws provisions.

12.2 Governing Law and Venue. This Agreement will be construed and interpreted according to the laws of the State of California without regard to conflict of laws provisions. Each Party must comply, at its own expense, with the provisions of all federal, state and local laws, regulations, ordinances, requirements and codes that are applicable to the performance of the Services hereunder. Any non-arbitrable disputes under this Agreement will be brought in the state courts and the Federal courts located in Santa Clara County, California, and the Parties hereby consent to the personal jurisdiction and venue of these courts. Notwithstanding anything to the contrary in this Section 12 (General), TiVo may seek injunctive relief from any court of competent jurisdiction to prevent a breach of this Agreement.

12.3 Assignment. Individual Independent Contractor will not assign her/his rights nor delegate her/his obligations under this Agreement without the prior written consent of TiVo and any purported assignment without such consent must be deemed null and void. This Agreement is binding upon and inures to the benefit of each Party’s respective permitted successors and assigns.

12.4 Notices. For purposes of communication, approval, or authorization concerning any matter pursuant to this Agreement, all communications will be in writing, or if oral will be reduced to writing, and made by overnight courier, first class U.S. Mail, or personal service; if to TiVo, then to the attention of “General Counsel” at TiVo’s address first written above, and if to Individual Independent Contractor, to their address first written above. Either Party may change its address by giving written notice to the other Party.

12.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original until such time as two fully executed originals of this Agreement bearing the Parties’ signatures are produced, at which time the counterpart executions shall cease to have any effect.

12.6 Waiver. The failure of any Party to require performance by the other Party of any provision hereof shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by a Party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

12.7 Severability. In the event that any provision of this Agreement, or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

12.8 Entire Agreement. This Agreement sets forth the entire agreement and supersedes any and all prior agreements, written or oral, between the Parties with respect to the Services set forth herein. In the event of a conflict between the provisions of this Agreement and any exhibits, the terms of this Agreement will prevail. Neither Party is bound by, and each Party specifically objects to, any term, condition or other provision that is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other Party in any correspondence or other document, unless the Party to be bound thereby specifically agrees to such provision in writing.

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IN WITNESS WHEREOF, Individual Independent Contractor and TiVo’s duly authorized officer have executed this Agreement as of the last date set forth below.

TIVO INC.		INDIVIDUAL INDEPENDENT CONTRACTOR

Signature:	/s/ Tom Rogers	Signature:	/s/ David Zaslav

Printed Name:	Tom Rogers	Printed Name:	David Zaslav

Title:	CEO & President

Date:	August 8, 2010	Date:	/s/ July 30, 2010

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EXHIBIT A – IRS FACTORS

Is the Individual Independent Contractor (“IIC”) incorporated?	YES ☐ If YES, go to Question #0.
NO ☒ If NO, skip to Question #1.

		YES	NO
0.	Correct Form. Will TiVo be paying a business entity rather than the IIC? If YES, do not use this form agreement. Use the Consulting Company form agreement instead.	☐	☐

1.	Instructions. Does TiVo supervise where, when or how are the Services performed?	☐	☐

2.	Training. Does TiVo provide training to the IIC?	☐	☐

3.	Integration. Are the Services part of TiVo’s regular activities?	☐	☐

4.	Services Rendered Personally. Does TiVo require IIC to provide the Services personally?	☐	☐

5.	Hiring, Supervising, and Paying Assistants. Will the IIC receive assistance from TiVo employees in order to perform the Services?	☐	☐

6.	Continuing Relationship. Is there a continuous relationship between TiVo and the IIC? Note that a continuing relationship may exist where work is performed at frequently recurring but irregular intervals.	☐	☐

What is the number of months that IIC has previously spent working for TiVo?

7.	Set Hours of Work. Does TiVo set the hours during which the Service will be performed?	☐	☐

8.	Full Time Required. Will performance of the Services substantially restrict IIC’s ability to perform other gainful work?	☐	☐

9.	Doing Work on TiVo’s Premises. Will the majority of the Services be performed on TiVo premises?	☐	☐

10.	Order or Sequence Set by TiVo. May TiVo control the day-to-day order or sequence of the Services to be performed?	☐	☐

11.	Oral or Written Reports. Must IIC submit regular reports regarding the performance of the Services?	☐	☐

12.	Payment by the Hour, Week, Month. Will TiVo pay IIC on an hourly/weekly/monthly basis?	☐	☐

13.	Payment of Business/Travel Expenses. Will TiVo reimburse IIC for business or travel expenses?	☐	☐

14.	Furnishing of Tools and Materials. Will TiVo provide significant tools, materials, or other equipment to IIC?	☐	☐

15.	Significant Investment. Does IIC have an investment in facilities used to perform services?	☐	☐

16.	Realization of Profit or Loss. Does TiVo directly pay for any overhead associated with performance of the Services (e.g., rent)?	☐	☐

17.	Working for More Than One Firm at a Time. Does IIC perform services for any party other than TiVo?	☐	☐

18.	Making Service Available to General Public. Does IIC make its services available to other clients on a regular basis?	☐	☐

19.	Right to Terminate. Can IIC cease performance of the Services without incurring liability to TiVo?	☐	☐

Certification: I certify that I have answered the questions above accurately, to the best of my knowledge.

TOM ROGERS
TiVo Hiring Manager (signature)	Name (Print)	Date

Certification: I certify that I have reviewed the answers and agree the responses are accurate, to the best of my knowledge.

DAVID ZASLAV
Individual Independent Contractor (signature)	Name (Print)	Date

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EXHIBIT B – INITIAL STATEMENT OF WORK

Performance of Services: Mr. Zaslav will be available for consultation and advisory discussions of business and legal strategy, deal negotiation and other issues with TiVo management, on an as needed basis, during the term of this Agreement (the “Services”). It is expected that his performance of these Services will not interfere with his obligations and duties at Discovery Communications; however, it is agreed to and understood by Mr. Zaslav that he shall keep all such TiVo Confidential Information acquired from TiVo in connection with his performance of Services confidential and shall not use such TiVo Confidential Information on behalf of Discovery Communications or any other third party. Mr. Zaslav shall advise TiVo immediately upon becoming aware of any such conflict of interest between his Services to TiVo and Discovery Communications (or other third party to which he owes a fiduciary duty or performs services for) and he and TiVo shall agree upon the appropriate resolution of any such conflict at that time.

Compensation: In return for the Services above, Mr. Zaslav shall be compensated solely in the form of continued exerciseability of his previously granted and vested stock options and continued vesting of his unvested stock options and restricted stock awards during the term of this Agreement. Nothing in this Agreement shall be read to otherwise amend or change the terms of his current stock options or other equity awards. Upon termination of this Agreement and his cessation of “continuous service” with TiVo (as such term is defined in TiVo’s Amended & Restated 1999 Non-Employee Director Stock Option Plan and Amended & Restated 1999 Equity Incentive Plan) or “termination of services” as a “consultant” (as such terms are defined in the Amended & Restated 2008 Equity Incentive Award Plan), Mr. Zaslav’s stock options shall cease vesting and he shall have 3 months from such termination date to exercise his vested stock options prior to their expiration in accordance with the terms of his stock option grants.

TIVO INC.		INDIVIDUAL INDEPENDENT CONTRACTOR

Signature:	/s/ Tom Rogers	Signature:	/s/ David Zaslav

Printed Name:	Tom Rogers	Printed Name:	David Zaslav

Title:	CEO & President

Date:	August 8, 2010	Date:	/s/ July 30, 2010